Exhibit 99.1

Press Release

February 1, 2022	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Water Solutions Reports Fourth Quarter 2021 Financial Results
Call scheduled for Wednesday, February 2, 2022 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Water Solutions Corporation (NYSE:ZWS)
Fourth Quarter Highlights
•On October 4, 2021 Zurn Water Solutions Corporation ("Zurn" or the "Company"), formerly known as Rexnord Corporation, completed the spin-off of its Process & Motion Control ("PMC") business in a Reverse Morris Trust transaction (the "Transaction").
•Results presented represent the standalone Zurn business (PMC reported as discontinued operations in all periods).
•Net sales in the quarter increased 23% to $232 million compared with $188 million in last year’s December quarter (+16% core sales(1), +7% acquisitions).
•Net income from continuing operations was $3 million (diluted EPS from continuing operations of $0.02), inclusive of the $20 million loss on debt extinguishment in conjunction with the Transaction, compared with net income from continuing operations of $6 million (diluted EPS from continuing operations of $0.05) in the year-ago quarter.
•Adjusted EPS(1) was $0.22 compared with $0.09 in the year-ago quarter.
•Adjusted EBITDA(1) was $45 million (19.4% of net sales) compared with $36 million (18.9% of net sales) in last year's fourth quarter. Both periods were inclusive of $11 million of corporate costs.
•Net debt leverage of 2.3x as of December 31, 2021. Proforma for the anticipated $20 million of annual corporate costs, net debt leverage was 2.0x.
•Completed acquisition of Wade Drains.
Calendar Year 2021 Highlights
•     Net sales were $911 million and increased by 22% from the comparable $746 million in calendar year 2020 (+13% core sales, +8% acquisitions, +1% foreign currency translation).
•     Net income from continuing operations was $50 million (diluted EPS from continuing operations of $0.40), compared with $29 million (diluted EPS from continuing operations of $0.23) in calendar year 2020.
•     Adjusted EPS was $0.77, compared with $0.50 in the prior calendar year.
•     Adjusted EBITDA was $196 million (21.5% of net sales) compared with $165 million (22.1% of net sales) in calendar year 2020. Inclusive of $40 million and $35 million of corporate costs in 2021 and 2020, respectively.
Todd A. Adams, Chairman and Chief Executive Officer, commented, “The fourth quarter completes a transformational year for our Company as we transitioned from Rexnord Corporation to Zurn Water Solutions. The transition to Zurn could not have come at a better time as a solid demand backdrop coupled with the number of organic growth initiatives we are executing on gives us confidence in our ability to continue to profitably grow the business. During the year we saw Zurn core sales grow 13% on top of the core growth we delivered in 2020 despite the pandemic. This growth further demonstrates the compounding effect of the growth initiatives we have implemented over the years focused on expanding into adjacent markets, leading product innovation, and executing on acquisitions focused on broadening our product portfolio and increasing addressable market share, all while having best in class margins. With our broadest sustainable product portfolio of water management solutions to improve health, human safety and the environment, we are confident in our ability to continue to create shareholder value in 2022 and beyond."

"In the fourth quarter, demand trends in our Zurn business remained strong and year over year sales grew 23% with our core sales growing 16%, which was slightly better than our expectations. The core growth we delivered in the quarter was on top of double-digit core sales growth in the prior year fourth quarter. Operationally, we continue to execute well as we delivered adjusted EBITDA margins, excluding corporate costs, of 24% which were in-line with our expectations provided 90 days ago."

"In the coming weeks you will see us release our first sustainability report as a stand-alone water business. Operating as a pure-play water company our ESG profile and impact will be more visible and heightened. In the report you will see us publish specific ESG related targets, including commitments to reduce greenhouse gas emissions and energy use and goals for diversity among leadership and suppliers. We are excited to continue to build on the momentum we have around ESG in our company."

March Quarter and 2022 Outlook
Adams continued, “For the first quarter of 2022 we expect Zurn total sales to increase year over year by a high teens percentage, Adjusted EBITDA margin, excluding corporate costs, to range between 24% and 24.5% and for our corporate expenses to approximate $7 million. We continue to expect double digit core growth for 2022 with robust Adjusted EBITDA margins and strong free cash flow.

Fourth Quarter 2021 Overview
    Zurn net sales were $232.3 million during the three months ended December 31, 2021, an increase of 23% year over year. Excluding a 7% increase in net sales resulting from our prior-year acquisition of Hadrian and the current quarter acquisition of Wade Drains, core sales increased 16% year over year driven by increased demand across nearly all of our product categories.

    Zurn income from operations excluding corporate costs of $24.2 million was $37.4 million or 16.1% of net sales. Income from operations as a percentage of net sales decreased by 370 basis points year over year as the favorable impact of year over year sales growth was offset primarily by the year-over-year change in the adjustment to state inventories at last-in-first-out cost, the mix impact of the Hadrian acquisition in the prior year fourth quarter and the Wade Drains acquisition in the current year fourth quarter, and higher year-over-year non-cash stock based compensation expense.

    Adjusted EBITDA(1) excluding corporate costs of $10.7 million in both periods was $55.8 million, or 24.0% of net sales during the three months ended December 31, 2021 compared to $46.2 million, or 24.5% of net sales during the three months ended December 31, 2020.

(1)    Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as Hadrian and Wade Drains), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Zurn Water Solutions common stockholders and net income per diluted share attributable to Zurn Water Solutions common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. In addition to Adjusted EBITDA we also use the term "Adjusted EBITDA excluding corporate costs" which is used to described our total Adjusted EBITDA at the operating level without being burdened by the EBITDA costs associated with our corporate functions. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.

About Zurn Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Water Solutions is a growth oriented, pure-play water business that designs, procures, manufactures and markets what we believe is the broadest sustainable product portfolio of water management solutions to improve health, human safety and the environment. The Zurn product portfolio includes professional grade water control and safety, water distribution and drainage, finish plumbing, hygienic and environmental and site works products for public and provide spaces. Additional information about the Company can be found at www.zurnwatersolutions.com.

Conference Call Details
Zurn Water Solutions will hold a conference call on Wednesday, February 2, 2022, at 8:00 a.m. Eastern Time to discuss its fourth quarter 2021 results, provide a general business update and respond to investor questions. Zurn Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 888-510-2359
International toll #: 646-960-0215
Access Code: 7660247

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnwatersolutions.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 10:00 a.m. Central Time February 2, 2022 until 10:59 p.m. Central Time, February 9, 2022. To access the replay, please dial 800-770-2030 (domestic) or 647-362-9199 (international). The Conference ID for the replay is: 7660247. The replay will also be available as a webcast on the Company’s investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Water Solutions Corporation as of the date of the release, Zurn assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our transition report on Form 10-K for the period ended December 31, 2020, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$232.3	$188.3	$910.9	$746.1
Cost of sales	147.1	107.4	537.7	407.9
Gross profit	85.2	80.9	373.2	338.2
Selling, general and administrative expenses	64.1	57.1	239.0	206.1
Restructuring and other similar charges	2.1	0.8	3.7	2.0
Amortization of intangible assets	5.8	5.7	23.5	22.4
Income from operations	13.2	17.3	107.0	107.7
Non-operating expense:
Interest expense, net	(5.1)	(10.1)	(34.7)	(45.9)
Loss on the extinguishment of debt	(20.4)	—	(20.4)	—
Actuarial gain (loss) on pension and postretirement benefit obligations	1.2	(0.3)	1.2	(21.2)
Other income (expense), net	0.1	(1.7)	(0.7)	(2.5)
(Loss) income before income taxes	(11.0)	5.2	52.4	38.1
Benefit (provision) for income taxes	13.9	0.4	(2.7)	(9.5)
Net income from continuing operations	2.9	5.6	49.7	28.6
(Loss) income from discontinued operations, net of tax	(69.3)	31.6	71.2	118.1
Net (loss) income attributable to Zurn	$(66.4)	$37.2	$120.9	$146.7

Basic net (loss) income per share attributable to Zurn common stockholders:
Continuing operations	$0.02	$0.05	$0.41	$0.24
Discontinued operations	$(0.56)	$0.26	$0.59	$0.98
Net income attributable to Zurn	$(0.53)	$0.31	$1.00	$1.21
Diluted net (loss) income per share attributable to Zurn common stockholders:
Continuing operations	$0.02	$0.05	$0.40	$0.23
Discontinued operations	$(0.54)	$0.25	$0.57	$0.96
Net income attributable to Zurn	$(0.52)	$0.30	$0.97	$1.19
Weighted-average number of shares outstanding (in thousands):
Basic	124,283	121,783	121,493	120,764
Effect of dilutive equity securities	4,443	2,562	3,621	2,688
Diluted	128,726	124,345	125,114	123,452

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2021
(in Millions) (Unaudited)

	Three Months Ended December 31, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$232.3		$—			$232.3

EBITDA	21.3		23.8	(a)		45.1
Depreciation and amortization	(8.1)		—			(8.1)
Income from operations	13.2		23.8	(b)		37.0

(Loss) income before income taxes	(11.0)		34.4	(c)		23.4
Benefit (provision) for income taxes and indicated rate	13.9	126.4%	(8.4)		24.4%	5.5	(23.5)%
Net income from continuing operations	2.9		26.0			28.9

Loss from discontinued operations, net of tax	(69.3)		69.3			—
Net (loss) income attributable to Zurn	(66.4)		95.3			28.9

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.1		$2.1			$2.1
Acquisition-related fair value adjustment	0.2		0.2			0.2
Stock-based compensation expense	14.3		14.3			—
Last-in-first-out inventory adjustments	7.2		7.2			7.2
Amortization of intangible assets	—		—			5.8
Other income, net (1)	—		—			(0.1)
Actuarial gain on pension and postretirement benefit obligations	—		—			(1.2)
Loss on the extinguishment of debt	—		—			20.4
Total Adjustments	$23.8		$23.8			$34.4
____________________
(1)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended December 31, 2021
(in Millions) (Unaudited)

	Year Ended December 31, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$910.9		$—			$910.9

EBITDA	139.7		56.1	(a)		195.8
Depreciation and amortization	(32.7)		—			(32.7)
Income from operations	107.0		56.1	(b)		163.1

Income before income taxes	52.4		62.0	(c)		114.4
Provision for income taxes and indicated rate	(2.7)	5.2%	(14.8)		23.9%	(17.5)	15.3%
Net income from continuing operations	49.7		47.2			96.9

Income from discontinued operations, net of tax	71.2		(71.2)			—
Net income attributable to Zurn	$120.9		$(24.0)			$96.9

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.7		$3.7			$3.7
Acquisition-related fair value adjustment	0.8		0.8			0.8
Stock-based compensation expense	37.5		37.5			—
Last-in-first-out inventory adjustments	14.1		14.1			14.1
Amortization of intangible assets	—		—			23.5
Other expense, net (1)	—		—			0.7
Actuarial gain on pension and postretirement benefit obligations	—		—			(1.2)
Loss on the extinguishment of debt	—		—			20.4
Total Adjustments	$56.1		$56.1			$62.0

____________________
(1)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2020
(in Millions) (Unaudited)

	Three Months Ended December 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$188.3		$—			$188.3

EBITDA	25.0		10.5	(a)		35.5
Depreciation and amortization	(7.7)		0.1	(d)		(7.6)
Income from operations	17.3		10.6	(b)		27.9

Income before income taxes	5.2		7.7	(c)		12.9
Benefit (provision) for income taxes and indicated rate	0.4	(7.7)%	(1.9)		24.7%	(1.5)	11.6%
Net income from continuing operations	5.6		5.8			11.4

Income from discontinued operations, net of tax	31.6		(31.6)			—
Net income attributable to Zurn	$37.2		$(25.8)			$11.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.8		$0.8			$0.8
Acquisition-related fair value adjustment	0.3		0.3			0.3
Last-in-first-out inventory adjustments	(1.2)		(1.2)			(1.2)
Stock-based compensation expense	10.6		10.6			—
Supply chain optimization and footprint repositioning initiatives (d)(1)	—		0.1			0.1
Amortization of intangible assets	—		—			5.7
Other expense, net (2)	—		—			1.7
Actuarial loss on pension and postretirement benefit obligations	—		—			0.3
Total Adjustments	$10.5		$10.6			$7.7
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Year Ended December 31, 2020
(in Millions) (Unaudited)

	Year Ended December 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$746.1		$—			$746.1

EBITDA	138.1		26.8	(a)		164.9
Depreciation and amortization	(30.4)		0.1	(d)		(30.3)
Income from operations	107.7		26.9	(b)		134.6

Income before income taxes	38.1		44.1	(c)		82.2
Provision for income taxes and indicated rate	(9.5)	24.9%	(10.4)		23.6%	(19.9)	24.2%
Net income from continuing operations	28.6		33.7			62.3

Income from discontinued operations, net of tax	118.1		(118.1)			—
Net income attributable to Zurn	$146.7		$(84.4)			$62.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.0		$2.0			$2.0
Acquisition-related fair value adjustment	2.2		2.2			2.2
Other, net (1)	(0.3)		(0.3)			(0.3)
Last-in-first-out inventory adjustments	(6.0)		(6.0)			(6.0)
Stock-based compensation expense	28.9		28.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.1			0.1
Amortization of intangible assets	—		—			22.4
Other expense, net (3)	—		—			2.5
Actuarial loss on pension and postretirement benefit obligations	—		—			21.2
Total Adjustments	$26.8		$26.9			$44.1

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2021 and December 31, 2020
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Year Ended
Adjusted EBITDA	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net (loss) income attributable to Zurn	$(66.4)	$37.2	$120.9	$146.7
Loss (income) from discontinued operations, net of tax	69.3	(31.6)	(71.2)	(118.1)
(Benefit) provision for income taxes	(13.9)	(0.4)	2.7	9.5
Actuarial gain (loss) on pension and postretirement benefit obligations	(1.2)	0.3	(1.2)	21.2
Other (income) expense, net (1)	(0.1)	1.7	0.7	2.5
Loss on the extinguishment of debt	20.4	—	20.4	—
Interest expense, net	5.1	10.1	34.7	45.9
Income from operations	$13.2	$17.3	$107.0	$107.7

Adjustments
Depreciation and amortization	$8.1	$7.7	$32.7	$30.4
Restructuring and other similar charges	2.1	0.8	3.7	2.0
Acquisition-related fair value adjustment	0.2	0.3	0.8	2.2
Stock-based compensation expense	14.3	10.6	37.5	28.9
Last-in first-out inventory adjustments	7.2	(1.2)	14.1	(6.0)
Other, net (2)	—	—	—	(0.3)
Subtotal of adjustments	31.9	18.2	88.8	57.2
Adjusted EBITDA	$45.1	$35.5	$195.8	$164.9
Corporate costs	$(10.7)	$(10.7)	$(39.5)	$(35.3)
Adjusted EBITDA before corporate costs	$55.8	$46.2	$235.3	$200.2
____________________
(1)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Year Ended
Adjusted Net Income and Earnings Per Share	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net (loss) income attributable to Zurn	$(66.4)	$37.2	$120.9	$146.7
Loss (income) from discontinued operations, net of tax	69.3	(31.6)	(71.2)	(118.1)
Loss on the extinguishment of debt	20.4	—	20.4	—
Amortization of intangible assets	5.8	5.7	23.5	22.4
Restructuring and other similar charges	2.1	0.8	3.7	2.0
Supply chain optimization and footprint repositioning initiatives (1)	—	0.1	—	0.1
Acquisition-related fair value adjustment	0.2	0.3	0.8	2.2
Last-in first-out inventory adjustment	7.2	(1.2)	14.1	(6.0)
Actuarial (gain) loss on pension and postretirement benefit obligations	(1.2)	0.3	(1.2)	21.2
Other (income) expense, net (2)	(0.1)	1.7	0.7	2.5
Other, net (3)	—	—	—	(0.3)
Tax effect on above items	(8.4)	(1.9)	(14.8)	(10.4)
Adjusted net income	$28.9	$11.4	$96.9	$62.3

GAAP diluted net income per share from continuing operations	$0.02	$0.05	$0.40	$0.23
Adjusted earnings per share - diluted	$0.22	$0.09	$0.77	$0.50

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	124,283	121,783	121,493	120,764
Effect of dilutive equity securities	4,443	2,562	3,621	2,688
Adjusted diluted weighted-average shares	128,726	124,345	125,114	123,452
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from the sale of long-lived assets.

	Year Ended
	December 31, 2021	December 31, 2020
Cash provided by operating activities	$223.6	$320.2
Expenditures for property, plant and equipment	(23.3)	(44.2)
Free cash flow	$200.3	$276.0

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net (loss) income attributable to Zurn	$(66.4)	$37.2	$120.9	$146.7
Other comprehensive income (loss):
Foreign currency translation adjustments	2.4	18.4	(4.2)	21.5
Change in pension and postretirement defined benefit plans, net of tax	18.6	13.0	18.4	9.1
Total other comprehensive income, net of tax	$21.0	$31.4	$14.2	$30.6

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$96.6	$62.3
Receivables, net	144.1	103.6
Inventories	184.5	136.1
Income taxes receivable	33.1	8.5
Other current assets	16.5	11.3
Current assets of discontinued operations	—	585.9
Total current assets	474.8	907.7
Property, plant and equipment, net	64.4	69.6
Intangible assets, net	179.1	200.3
Goodwill	254.1	244.8
Other assets	105.3	96.6
Non-current assets of discontinued operations	—	1,882.1
Total assets	$1,077.7	$3,401.1
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$5.6	$0.3
Trade payables	105.1	41.3
Compensation and benefits	22.0	13.1
Current portion of pension and postretirement benefit obligations	1.3	1.4
Other current liabilities	106.4	60.5
Current liabilities of discontinued operations	—	200.9
Total current liabilities	240.4	317.5

Long-term debt	533.9	1,118.0
Pension and postretirement benefit obligations	57.3	80.4
Deferred income taxes	3.1	8.0
Other liabilities	116.6	67.3
Non-current liabilities of discontinued operations	—	370.6
Total liabilities	951.3	1,961.8

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 125,720,068 at December 31, 2021 and 119,549,735 at December 31, 2020	1.3	1.2
Additional paid-in capital	1,436.9	1,392.9
Retained (deficit) earnings	(1,236.9)	116.0
Accumulated other comprehensive loss	(74.9)	(73.8)
Total Zurn stockholders' equity	126.4	1,436.3
Non-controlling interest	—	3.0
Total stockholders' equity	126.4	1,439.3
Total liabilities and stockholders' equity	$1,077.7	$3,401.1

Zurn Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Operating activities
Net income	$120.9	$146.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	44.1	53.2
Amortization of intangible assets	33.4	36.1
Gain on dispositions of long-lived assets	(10.1)	(1.8)
Deferred income taxes	(12.1)	(14.7)
Actuarial loss on pension and postretirement benefit obligations	3.6	37.4
Other non-cash expenses	(3.6)	3.5
Gain on extinguishment of debt	20.4	—
Stock-based compensation expense	51.4	44.8
Changes in operating assets and liabilities:
Receivables	(66.6)	10.8
Inventories	(79.5)	35.0
Other assets	(7.7)	23.8
Accounts payable	99.1	(56.4)
Accruals and other	30.3	1.8
Cash provided by operating activities	223.6	320.2

Investing activities
Expenditures for property, plant and equipment	(23.3)	(44.2)
Acquisitions, net of cash acquired	(17.1)	(161.4)
Proceeds from dispositions of long-lived assets	14.3	9.0
Payment associated with divestiture of discontinued operations	4.2	—
Cash used for investing activities	(21.9)	(196.6)

Financing activities
Proceeds from borrowings of debt	550.0	331.0
Repayments of debt	(1,126.7)	(336.7)
Dividend received from Spin-Off of PMC	486.8	—
Cash transferred to PMC related to Spin-Off	(192.8)	—
Proceeds from exercise of stock options	24.9	37.5
Repurchase of common stock	(0.9)	(140.0)
Payment of common stock dividends	(36.4)	(38.6)
Payment of debt issuance costs	(28.8)	—
Taxes withheld and paid on employees' share-based payment awards	(32.3)	(9.4)
Cash used for financing activities	(356.2)	(156.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.5)	11.2
Decrease in cash, cash equivalents and restricted cash	(159.0)	(21.4)
Cash, cash equivalents and restricted cash at beginning of period	255.6	277.0
Cash, cash equivalents and restricted cash at end of period	$96.6	$255.6